UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 21, 2002

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 5. OTHER EVENTS

On November 21, 2002 YUM! Brands, Inc. issued a press release announcing that its Board of Directors has authorized the repurchase of up to an additional $300 million of the company's outstanding common stock over a 2 year period.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99      Press release dated November 21, 2002 from YUM! Brands, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: November 22, 2002	/s/ Matthew M. Preston Vice President and Associate General Counsel

YUM! BRANDS BOARD APPROVES ADDITIONAL $300MM SHARE REPURCHASE

LOUISVILLE, KY (November 21, 2002) –Yum! Brands, Inc. (NYSE:YUM) announced today that its Board of Directors has authorized the repurchase of up to an additional $300 million of the company's outstanding common stock over a 2 year period. In February of 2001, the Board authorized the repurchase of up to $300 million, which was recently completed.

David C. Novak, Chairman and CEO said: "The Board's action reflects its belief that the company's shares are undervalued and represent an outstanding long-term investment opportunity given our operating performance, and our unique multibranding and international growth prospects."

"We have the cash flow to reinvest in our businesses, exceed our debt repayment targets, and invest in our own stock. All of these actions are consistent with our objective to continue to enhance value for our shareholders and build a strong balance sheet," Novak added.

Repurchases of common stock may be made from time to time in open market and/or privately negotiated transactions, and will be subject to market conditions and other factors. Since Yum! Brands began its share repurchase program in 1999, the company has purchased 31.2 million shares for $650 million at an average price of $20.83.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; our actuarially determined casualty loss estimates; changes in legislation and governmental regulation; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands financial and other results are included in the company’s Forms 10-Q and 10-K filed with the Securities and Exchange Commission.